EXHIBIT 21.1

ARCTIC CAT INC.

Subsidiaries of the Company (all of which are 100% owned)

Arctic Cat Sales Inc.

Incorporated under the laws of

the State of Minnesota

Arctic Cat Production LLC

organized under the laws of

the State of Minnesota

Arctic Cat Production Support LLC

organized under the laws of

the State of Minnesota

Arctic Cat Shared Services LLC

organized under the laws of

the State of Minnesota

Arctic Cat GmbH

organized under the laws of Austria

Arctic Cat France SARL

organized under the laws of France

Arctic Cat Deutschland GmbH

organized under the laws of Germany

Arctic Cat Italia S.r.l.

organized under the laws of Italy

Arctic Cat Espana S.L.

organized under the laws of Spain

Arctic Cat UK Ltd

organized under the laws of United Kingdom